UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York    11021

 (Address of principal executive offices)                      (Zip code)

516-466-3100

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Event.

On July 12, 2012, we agreed to sell to Stanford Realty Associates, Inc., our fee interest in the real property located at 119 Madison Avenue, New York, New York and 27-29 East 30th Street, New York, New York, for $18.25 million (which includes Stanford Realty’s pre-payment or assumption of the existing first mortgage in the approximate amount of $6.93 million).  Stanford Realty also agreed to pay us (i) an additional $2 million (the “Additional Payment”) if, prior to the fifth anniversary of the closing, this property is further sold or if it is converted to condominium or cooperative form of ownership and (ii) any local real property transfer taxes associated with the sale in excess of $400,000 and mortgage pre-payment penalties, if any.  Stanford Realty is the long-term lessee at this property.  There are no financing or due diligence conditions to the closing of this sale.

We anticipate that this sale will be completed by late September 2012 and estimate that the gain for accounting purposes will be approximately $15 million (assuming that no Additional Payment is made).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date:     July 16, 2012                                                                           By: /s/ David W. Kalish
David W. Kalish
Senior Vice President and Chief
Financial Officer